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                                                                   EXHIBIT 99.3

             [Letterhead of NationsBanc Montgomery Securities LLC]


May 26, 1998


Members of the Board of Directors
CompScript, Inc.
1225 Broken Sound Parkway, N.W.
Boca Raton, FL 33487

Gentlemen:

     We hereby consent to the inclusion of our opinion letter dated February 23, 1998 to the Board of Directors of CompScript, Inc. (the "Company") regarding the sale of the Company to Omnicare, Inc. ("Omnicare"), in the Proxy Statement/Prospectus forming part of Omnicare's Registration Statement on Form S-4 (the "Registration Statement") and to the references therein to our firm and to our opinion under the headings "Summary-Opinion of Financial Advisor to CompScript," "The Merger-Background of the Merger," "The Merger-Reasons for the Merger," "The Merger-Opinion of CompScript's Financial Advisor," "Appendix E-Opinion of NationsBanc Montgomery Securities LLC". In giving the foregoing consent, we do not admit (i) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of the 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and (ii) that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                              Very truly yours,




                              NATIONSBANC MONTGOMERY SECURITIES LLC